 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 9, 1996

                                                     REGISTRATION NO. 333-13985

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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                ---------------

                             AMENDMENT NO. 3
                                      TO
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                ---------------
                          BA MERCHANT SERVICES, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         DELAWARE                    7374                    94-3252840
     (STATE OR OTHER          (PRIMARY STANDARD           (I.R.S. EMPLOYER
     JURISDICTION OF              INDUSTRIAL            IDENTIFICATION NO.)
     INCORPORATION OR        CLASSIFICATION CODE
      ORGANIZATION)                NUMBER)
                           ONE SOUTH VAN NESS AVENUE
                        SAN FRANCISCO, CALIFORNIA 94103
                                (415) 241-3390
   (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                 OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                                ---------------
                             CHERYL SOROKIN, ESQ.
                              CORPORATE SECRETARY
                          BA MERCHANT SERVICES, INC.
                             555 CALIFORNIA STREET
                        SAN FRANCISCO, CALIFORNIA 94104
                                (415) 622-2091
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                  INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                                  COPIES TO:
 JEFFREY R. LAPIC, ESQ.     RODNEY R. PECK, ESQ.      ALISON S. RESSLER, ESQ.
   ASSISTANT GENERAL     NATHANIEL M. CARTMELL III,     SULLIVAN & CROMWELL
        COUNSEL                     ESQ.              444 SOUTH FLOWER STREET
 BANK OF AMERICA NT&SA      JAMES C. OLSON, ESQ.      LOS ANGELES, CALIFORNIA
 555 CALIFORNIA STREET,   PILLSBURY MADISON & SUTRO         90071-2901
       8TH FLOOR                     LLP                   (213) 955-8000
     SAN FRANCISCO,         235 MONTGOMERY STREET
    CALIFORNIA 94104      SAN FRANCISCO, CALIFORNIA
     (415) 622-2189                 94104
                               (415) 983-1000
                                ---------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after this Registration Statement becomes effective.
                                ---------------
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                                ---------------
  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

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

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The following is a list of the estimated expenses to be incurred by the Registrant in connection with the issuance and distribution of the Class A Common Stock being registered hereby, other than underwriting discounts and commissions.

      Securities and Exchange Commission registration fee........... $   98,182
      National Association of Securities Dealers, Inc. filing fee...     30,500
      New York Stock Exchange application fee.......................          *
      Transfer Agent's and Registrar's fees.........................          *
      Printing costs................................................          *
      Accounting fees and expenses..................................          *
      Legal fees and expenses (not including Blue Sky)..............          *
      Blue Sky fees and expenses....................................     11,000
      Miscellaneous expenses........................................          *
                                                                     ----------
        Total....................................................... $2,300,000
                                                                     ==========

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*To be supplied by amendment.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any person against expenses, judgments, fines and settlements actually and reasonably incurred by any such person in connection with a threatened, pending or completed action, suit or proceeding to which such person is a party or is threatened to be made a party by reason of the fact that he is or was a director, officer, employee or agent of such corporation, provided, that (i) he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. If the action or suit is by or in the right of the corporation, the corporation may indemnify any such person against expenses actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation for negligence or misconduct in the performance of his duty to the corporation, unless and only to the extent that the Delaware Court of Chancery or the court in which the action or suit is brought determines upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

  As permitted under the Delaware General Corporation Law, the Registrant's Certificate of Incorporation and Bylaws limit the personal liability of its directors for violations of their fiduciary duty.

  Under certain circumstances provided in Article VIII of the Registrant's Bylaws, the Registrant will indemnify any director or officer or any former director or officer of the Registrant or any other corporation or enterprise (if serving at the request of the Registrant) against expenses, liability and loss (including attorney's fees, judgments, fines, ERISA excise taxes or penalties and amounts to be paid in settlement) actually incurred or suffered by such person by reason of the fact that he is or was such director or officer in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative. A copy of the Registrant's Bylaws is included herein as Exhibit 3.1(ii).

  Reference is made to the Form of Underwriting Agreement filed as Exhibit 1.1 hereto with respect to the indemnification provisions contained therein.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

  None.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

  (a) EXHIBITS. The following Exhibits are filed herewith and made a part hereof:

  EXHIBIT
  NUMBER                          DESCRIPTION OF DOCUMENT
  -------                         -----------------------
   1.1     Form of Underwriting Agreement.
   3.1(i)  Amended and Restated Certificate of Incorporation of the Registrant.
 **3.1(ii) Bylaws of the Registrant.
   4.1     Specimen Certificate for the Class A Common Stock, par value $.01 per share, of the Registrant.
   4.2     Form of Registration Rights Agreement among the Registrant, Bank of
            America NT&SA and Bank of America NW, National Association.
  *5.1     Form of Opinion of Pillsbury Madison & Sutro LLP as to the validity of the securities being offered.
  10.1     Form of Lease Agreement among the Registrant, Bank of America NT&SA and Bank of America NW, National Association.
  10.2     Sponsorship and Processing Agreement dated as of December 3, 1996 between the Registrant and Bank of America NT&SA.
  10.3     Trademark License Agreement dated as of December 3, 1996 between the
            Registrant and BankAmerica Corporation.
  10.4     Administrative and Support Services Agreement dated December 3, 1996 among the Registrant, Bank of America NT&SA and Bank of America NW,
            National Association.
  10.5(i)  Form of Marketing Agreement among the Registrant, Bank of America
            NT&SA and Bank of America NW, National Association.
  10.5(ii) Form of Marketing Agreement among Bank of America NA, Bank of
            America NW, National Association and the Registrant.
  10.6     Form of Tax Allocation Agreement between the Registrant and
            BankAmerica Corporation.
 *10.7     Merchant Card Services Agreement dated June 29, 1994 between the
            Registrant and Total System Services, Inc.
  10.8     Asset Transfer Agreement dated as of December 3, 1996 among the
            Registrant, Bank of America NT&SA and Bank of America NW, National
            Association.
  10.9     BA Merchant Services, Inc. Nonemployee Director Stock Plan.
  10.10    BA Merchant Services, Inc. Short-Term Incentive Plan.
  10.11    BA Merchant Services, Inc. Long-Term Incentive Plan.
  10.12    Form of Asian Acquisition Agreement between the Registrant and Bank of America NT&SA relating to Asian businesses.
  10.13    Non-Competition and Corporate Opportunities Allocation Agreement
            dated as of December 3, 1996 between the Registrant and BankAmerica
            Corporation.
  10.14    Stockholders Agreement dated as of December 3, 1996 among the
            Registrant, Bank of America NT&SA and Bank of America NW, National
            Association.

   EXHIBIT
   NUMBER                         DESCRIPTION OF DOCUMENT
   -------                        -----------------------
   10.15(i)  Processing Services Agreement dated December 3, 1996 between the
              Registrant and Bank of America Texas, N.A.
   10.15(ii) Processing Services Agreement dated December 3, 1996 between the
              Registrant and Bank of America, FSB.
   21.1      Subsidiaries of the Registrant.
  *23.1      Consent of Pillsbury Madison & Sutro LLP (included in Exhibit
              5.1).
   23.2      Consent of Ernst & Young LLP, independent auditors.
 **24.1      Powers of Attorney.
   24.2      Powers of Attorney.

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* To be filed by amendment.
** Filed previously.

  (b) FINANCIAL STATEMENT SCHEDULES.

  All schedules have been omitted because they are not applicable, not required or the required information is included in the financial statements and notes thereto.

ITEM 17. UNDERTAKINGS

  (a) EQUITY OFFERINGS OF NONREPORTING REGISTRANTS. The undersigned Registrant hereby undertakes to provide to the Underwriters at the closing specified in the Underwriting Agreement, certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

  (b) INDEMNIFICATION. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other that the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  (c) RULE 430A PROSPECTUSES. The undersigned Registrant hereby undertakes that:

    (1) For the purpose of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
  (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE COMPANY HAS DULY CAUSED THIS AMENDMENT TO REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF SAN FRANCISCO, CALIFORNIA, ON DECEMBER 9, 1996.

                                          BA Merchant Services, Inc.


                                          By:       /s/ Susan Lau
                                              ---------------------------------

                                                      SUSAN LAU

                                             SENIOR VICE PRESIDENT AND GENERAL
                                                       COUNSEL

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT TO REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


              SIGNATURE                        TITLE                 DATE
              ---------                        -----                 ----
     /s/ Sharif M. Bayyari*            President, Chief       December 9, 1996
-------------------------------------   Executive Officer
          SHARIF M. BAYYARI             and Director
                                        (Principal
                                        Executive Officer)

     /s/ James H. Williams*            Chief Financial        December 9, 1996
-------------------------------------   Officer (Principal
          JAMES H. WILLIAMS             Financial Officer
                                        and Principal
                                        Accounting Officer)

     /s/ Barbara J. DeSoer*            Director               December 9, 1996
-------------------------------------
       BARBARA J. DESOER

      /s/ Donald R. Dixon*             Director               December 9, 1996
-------------------------------------
        DONALD R. DIXON

      /s/ James G. Jones*              Director               December 9, 1996
-------------------------------------
         JAMES G. JONES

      /s/ William Fisher*              Director               December 9, 1996
-------------------------------------
         WILLIAM FISHER

                                       Director
-------------------------------------
         THOMAS E. PETERSON


*By:   /s/ Cheryl Sorokin
     --------------------------------
            CHERYL SOROKIN
           ATTORNEY-IN-FACT

                               INDEX TO EXHIBITS

  EXHIBITS                              DESCRIPTION
  --------                              -----------
    1.1      Form of Underwriting Agreement.
    3.1(i)   Amended and Restated Certificate of Incorporation of the
              Registrant.
  **3.1(ii)  Bylaws of the Registrant.
    4.1      Specimen Certificate for the Class A Common Stock, par value $.01 per share, of the Registrant.
    4.2      Form of Registration Rights Agreement among the Registrant, Bank of America NT&SA and Bank of America NW, National Association.
   *5.1      Form of Opinion of Pillsbury Madison & Sutro LLP as to the
              validity of the securities being offered.
   10.1      Form of Lease Agreement among the Registrant, Bank of America
              NT&SA and Bank of America NW, National Association.
   10.2      Sponsorship and Processing Agreement dated as of December 3, 1996 between the Registrant and Bank of America NT&SA.
   10.3      Trademark License Agreement dated as of December 3, 1996 between the Registrant and BankAmerica Corporation.
   10.4      Administrative and Support Services Agreement dated December 3,
              1996 among the Registrant, Bank of America NT&SA and Bank of
              America NW, National Association.
   10.5(i)   Form of Marketing Agreement among the Registrant, Bank of America
              NT&SA and Bank of America NW, National Association.
   10.5(ii)  Form of Marketing Agreement among Bank of America NA, Bank of
              America NW, National Association and the Registrant.
   10.6      Form of Tax Allocation Agreement between the Registrant and
              BankAmerica Corporation.
  *10.7      Merchant Card Services Agreement dated June 29, 1994 between the
              Registrant and Total System Services, Inc.
   10.8      Asset Transfer Agreement dated as of December 3, 1996 among the
              Registrant, Bank of America NT&SA and Bank of America NW,
              National Association.
   10.9      BA Merchant Services, Inc. Nonemployee Director Stock Plan.
   10.10     BA Merchant Services, Inc. Short-Term Incentive Plan.
   10.11     BA Merchant Services, Inc. Long-Term Incentive Plan.
   10.12     Form of Asian Acquisition Agreement between the Registrant and
              Bank of America NT&SA relating to Asian businesses.
   10.13     Non-Competition and Corporate Opportunities Allocation Agreement
              dated as of December 3, 1996 between the Registrant and
              BankAmerica Corporation.
   10.14     Stockholders Agreement dated as of December 3, 1996 among the
              Registrant, Bank of America NT&SA and Bank of America NW,
              National Association.
   10.15(i)  Processing Services Agreement dated December 3, 1996 between the
              Registrant and Bank of America Texas, N.A.
   10.15(ii) Processing Services Agreement dated December 3, 1996 between the
              Registrant and Bank of America, FSB.
   21.1      Subsidiaries of the Registrant.
  *23.1      Consent of Pillsbury Madison & Sutro LLP (included in Exhibit
              5.1).
   23.2      Consent of Ernst & Young LLP, independent auditors.
 **24.1      Powers of Attorney.
   24.2      Powers of Attorney.

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* To be filed by amendment.
** Filed previously.